Exhibit 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2013

Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *

Banco John Deere S.A.	Brazil
Chamberlain Holdings Limited	Australia
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Deere Receivables Corporation	Nevada
Farm Plan Corporation	Delaware
FPC Receivables, Inc.	Nevada
Industrias John Deere Argentina S.A.	Argentina
JDA Holding LLC	Delaware
John Deere Agricultural Holdings, Inc.	Delaware
John Deere Asia (Singapore) Private Limited	Singapore
John Deere Bank S.A.	Luxembourg
John Deere Brasil Ltda.	Brazil
John Deere Canada ULC	Canada
John Deere Capital Corporation	Delaware
John Deere Cash Management S.A.	Luxembourg
John Deere (China) Investment Co., Ltd.	China
John Deere Coffeyville Works Inc.	Delaware
John Deere Construction & Forestry Company	Delaware
John Deere Credit OY	Finland
John Deere-Distribuidora de Titulos e Valores Mobiliarios Ltda.	Brazil
John Deere Financial, f.s.b.	Federal
John Deere Financial Inc.	Canada
John Deere Financial Limited	Australia
John Deere Financial Mexico, S.A. de C.V. SOFOM, ENR	Mexico
John Deere Financial Services, Inc.	Delaware
John Deere Forestry Group LLC	Illinois
John Deere Funding Corporation	Nevada
John Deere Iberica S.A.	Spain
John Deere India Private Limited	India
John Deere Insurance Company	Iowa
John Deere International GmbH	Switzerland
John Deere (Jiamusi) Agricultural Machinery Co., Ltd.	China
John Deere Landscapes LLC	Delaware
John Deere-Lanz Verwaltungs-Aktiengesellschaft	Germany
John Deere Leasing Company	Delaware
John Deere Limited	Australia
John Deere Limited John Deere Luxembourg Investment S.à r.l.	United Kingdom Luxembourg
John Deere (Ningbo) Agricultural Machinery Co., Ltd.	China
John Deere Paton LLC	Delaware

John Deere Polska Sp. z o.o.	Poland
John Deere Receivables, Inc.	Nevada
John Deere, S.A. de C.V.	Mexico
John Deere S.A.S.	France
John Deere Shared Services, Inc.	Delaware
John Deere Thibodaux, Inc.	Louisiana
John Deere (Tianjin) International Trading Co., Ltd.	China
LESCO, Inc.	Ohio
Motores John Deere S.A. de C.V.	Mexico
Nortrax, Inc.	Delaware
The Vapormatic Company Limited	United Kingdom
Waratah Forestry Equipment Canada Ltd.	Canada

*                                         One hundred and six consolidated subsidiaries and thirty-five unconsolidated affiliates, whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.